UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2025

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

1675 N. Freedom Blvd (200 West) Building 1
Provo,	Utah	84604	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
In October 2019, Green Dot Corporation (the “Company”) announced its entry into that certain 2020 Amended and Restated Walmart MoneyCard Program Agreement, dated as of January 1, 2020, by and among Green Dot Corporation (the “Company”), its subsidiary bank, Green Dot Bank, Walmart Inc. (“Walmart”) and certain of Walmart’s subsidiaries (the “Program Agreement”), pursuant to which the Company would continue to serve as the issuing bank and program manager for the Walmart MoneyCard program (“MoneyCard”) for an additional period of seven years, with the Program Agreement taking effect on January 1, 2020. The announcement also disclosed that Walmart and Green Dot had agreed to jointly establish a new fintech accelerator under the name “TailFin Labs, LLC,” with its mission to develop innovative products, services and technologies that sit at the intersection of retail shopping and consumer financial services. The Program Agreement and the TailFin Labs, LLC joint venture are part of larger contractual relationship between the Company and Walmart or its assigns, pursuant to which the Company distributes its various products and services, including certain Green Dot-branded products and reload services through the Green Dot Network, at Walmart stores (collectively, the “Agreements”). In 2022, RNBW Ventures Inc., a Delaware corporation (“RNBW”), became a party to the Program Agreement.
Item 1.01. Entry into a Material Definitive Agreement.
On April 29, 2025, the parties to the Program Agreement, as amended, entered into an amendment of the Program Agreement, effective as of May 1, 2025 (the “Amendment”), to provide that the initial term thereof expires on January 31, 2033 and shall automatically renew for an additional year to January 31, 2034, unless a party provides notice of its election not to renew at least 180 days prior to January 31, 2033, with no other changes to the termination provisions thereof. In connection with the Amendment, the Agreements were likewise extended to terminate on January 31, 2033.
In consideration of the amendments noted above, the Company, Green Dot Bank and RNBW agreed to cause TailFin Labs, LLC to pay RNBW a one-time, non-refundable incentive payment in the amount of $70 million. Additionally, RNBW agreed to work with Walmart to meet certain in-store display objectives for MoneyCard and Green Dot-branded products.
The foregoing description of the Amendment is qualified in its entirety by reference to the to the text of the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ Amy Pugh
Amy Pugh
General Counsel

Date: May 1, 2025